EXHIBIT 99.1

RELIANCE BANCORP, INC.
585 STEWART AVENUE                                     (516) 222-9300
GARDEN CITY, NY 11530                          FAX:    (516) 222-4559

                                                        NEWS RELEASE



FOR IMMEDIATE RELEASE       April 4, 1997
                            For Information Contact:
                            Paul D. Hagan
                            V.P. - Chief Financial Officer
                            (516) 222-9300 extension 286



                  RELIANCE BANCORP, INC. ANNOUNCES FIFTH STOCK
                               REPURCHASE PROGRAM


Garden City, New York, April 4, 1997

Reliance  Bancorp,  Inc.  (NASDAQ/NMS:RELY)  the holding  company  for  Reliance
Federal Savings Bank announced that its Board of Directors approved the Company's fifth stock repurchase plan. The Company has been authorized by its Board of Directors to repurchase up to 5% of the Company's 8,819,457 outstanding shares during the next twelve months.

Raymond A. Nielsen, President and Chief Executive Officer stated that the Board of Directors and management are committed to growing long-term value for Company stockholders and believe the repurchase of common stock represents a sound investment of Company funds and a good capital management tool. The repurchase will be made in open-market or privately negotiated transactions, subject to the availability of stock, acceptable pricing of the stock and such timing limitations as may be appropriate.

Reliance Federal Savings Bank is headquartered in Garden City, N.Y. operating through its administrative office in Garden City and 28 banking offices located in the New York counties of Queens, Nassau and Suffolk. The Bank's deposits are insured by The Federal Deposit Insurance Corporation.